UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2026
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
Address of Principal Executive Offices, Including Zip Code)
405-415-8699
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of New Director

Effective as of February 4, 2026, the Board of Directors (the “Board”) of Riley Exploration Permian, Inc. (the "Company"), appointed Bobby Saadati as an independent member to fill a newly-created directorship. Mr. Saadati will have an initial term expiring at the Company’s 2026 Annual Meeting of Stockholders, at which time he will stand for election by the Company’s stockholders. The Board has determined that Mr. Saadati is an “independent director” as such term is defined under the NYSE American Company Guide.

Mr. Saadati was not appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and Mr. Saadati or his immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Saadati entered into an independent director agreement with the Company on February 4, 2026. Pursuant to the independent director agreement, Mr. Saadati will receive (i) an annual cash retainer of $120,000, payable quarterly in arrears and prorated for any partial year of service and (ii) $200,000 paid in restricted stock based on the closing price of the Company’s common stock on the last trading day prior to the effective date of his independent director agreement and prorated for any partial year of service. The restricted stock will be granted pursuant to a restricted stock award agreement under the Company’s Amended and Restated 2021 Long Term Incentive Plan that will vest on the one-year anniversary of the grant date, subject to continued service through the vesting date.

Mr. Saadati also entered into an indemnification agreement with the Company on February 4, 2026. This agreement will require the Company to indemnify Mr. Saadati to the fullest extent permitted under Delaware law against liability that may arise by reason of his service as a director of the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

The foregoing description of the indemnification agreement for Mr. Saadati contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 6, 2026, the Company issued a press release announcing the appointment of Mr. Saadati as director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.14 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on January 21, 2021, Registration No. 333-250019).
99.1	Press Release dated February 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date:	February 6, 2026	By:	/s/ Philip Riley
Philip Riley
Chief Financial Officer and Executive Vice President of Strategy